SETTLEMENT

Panama, June 21st, 2013.

Among those entered are: ROBERT G. KROESEN S., male, Panamanian, married, of legal age, bearer of the identity card No.8-259-689, acting on behalf of the corporation UNITED NATURE, INC., a duly registered corporation No.280385 tab, Document No.40640, of the Mercantile Section of the Public Registry of Panama, in his capacity as Director / Vice President, duly authorized to this act, who henceforth be denominated as "UNITED" on one hand, and on the other GREENLITE VENTURES INC., is a Nevada corporation, USA, duly represented by Howard Thomson No._______________ passport holder, who henceforth be called "GREENLITE" have agreed to sign this settlement as follows:

FIRST:UNITED and GREENLITE declares, that they have entered into a "CARBON OFFSET MARKETING AGREEMENT" on October 19th , 2009.

SECOND: That both parties agree to terminate the contract referred to in the preceding clause, that is, by way of this document agree to leave without effect or legal effect upon its signature, and as soon UNITED transfers or pay in favor of GREENLITE VENTURES, INC., the lump sum of THIRTY-SIX THOUSAND EIGHT HUNDRED AND THIRTY-THREE DOLLARS (U.S. $ 36,833.00) and executes and delivers to GREENLITE the document set out as Schedule A for the cancellation of the shares of GREENLITE issued to UNITED.

THIRD: UNITED and GREENLITE both declare, that on the occasion of the signing and enforcement of this settlement have no reciprocal claim of any kind, either administrative, judicial, against any person directly or indirectly associated with this negotiation, in the present or future.

FOURTH: All parties (UNITED and GREENLITE) reciprocally declare that they accept all parts of this settlement and that once the payment described in the second clause of this agreement has been executed and subsequent subscription of this settlement, no past, present or future claim are to be made, directly or indirectly, and of any kind. It is also stated that all parties have no claim whatsoever, against any of the directors, officers, managers, executives or representatives of these companies or any individual or company who have been involved with these companies directly or indirectly that relate to this contract, that will be terminated by way of this settlement.

In witness whereof sign this document.

UNITED NATURE, INC.	GREENLITE VENTURES INC.

/s/ Robert G. Kroesen S.	/s/ Howard Thomson
ROBERT G. KROESEN S.	HOWARD THOMSON

Date:	Date:
City:	City:

SCHEDULE A

TO: GREENLITE VENTURES INC.

I, ROBERT KROESEN, Director and Vice President of UNITED NATURE INC., on behalf of UNITED NATURE INC. for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby transfer to GREENLITE VENTURES INC. for cancellation of 12,000,000 (300,000 Post-Consolidation) Shares of Common Stock in GREENLITE VENTURES INC. represented by Share Certificate Nos. 384, 385, 386, 387, 388, 389 and 1123.

As Witness my hand the ____ day of ______________________, 2013.

in the presence of:	)	UNITED NATURE INC.
) ) )
Signature of Witness	) )	Robert Kroesen, Director and Vice President
)
Name of Witness	) )
)
Address of Witness	)
)

BEFORE ME, a Notary Public for and in the Republic of Panama, this _____ day of ______________, 2013, personally appeared ROBERT KROESEN, Director and Vice President of United Nature Inc., the person who executed the foregoing instrument and he acknowledged to me he executed the same on behalf of United Nature Inc. And that the same is the free and voluntary act and deed of the Corporation represented.

WITNESS MY HAND AND NOTARIAL SEAL on the date and place first above written.

Notary Public/Commissioner of Oaths	(SEAL)

My Commission Expires